UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: April 1, 2008
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information

On April 1, 2008, Rosetta Resources Inc. (the “Company” or "Rosetta") announced the appointment of James E. Craddock as Vice President of Drilling and Production Operations, effective April 15, 2008.

Prior to joining Rosetta, Mr. Craddock was Chief Operating Officer for BPI Energy, Inc., an E&P start-up company focused on coalbed methane development.  Mr. Craddock began his industry career with Superior Oil Company in 1981 and then assumed a broad range of technical, operational and strategic roles with Burlington Resources Inc. and its predecessor companies over more than twenty years.  At Burlington Resources, he held a series of positions of increasing responsibility, most recently as Chief Engineer.  Mr. Craddock has extensive experience in production operations, reservoir and production engineering, and unconventional gas and oil exploitation. Mr. Craddock received a Bachelor of Science degree in Mechanical Engineering from Texas A&M University.

In this newly created role, Mr. Craddock will work closely with John Clayton, whose appointment as Vice President, Asset Operations for Rosetta was recently announced. Mr. Craddock will have responsibility for all aspects of operations, including drilling, completions, procurement, production operations and reporting, as well as responsibility for a new chief engineering function.

The press release is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements:
None
(b)	Pro forma financial information:
None
(c)	Shell company transactions:
None
(d)	Exhibits
	Exhibits.	The Registrant includes a copy of the press release dated April 1, 2008 as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2008	ROSETTA RESOURCES INC.

	By:	/s/ Michael J. Rosinski
Michael J. Rosinski
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Rosetta Resources Inc. dated April 1, 2008.